UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2007

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.(II).1
EXHIBIT 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On October 26, 2007, the Compensation Committee of the Board of Directors of Ameristar Casinos, Inc. (“ACI”) adopted the Ameristar Casinos, Inc. Change in Control Severance Plan (the “CIC Plan”). Adoption of the CIC Plan followed a review of ACI’s existing change in control provisions conducted by an independent compensation consultant retained by the Compensation Committee in December 2006, following the death of Craig H. Neilsen, ACI’s former majority stockholder and Chairman and Chief Executive Officer. The purpose of the review was to ensure that ACI’s change in control-related protections are aligned with ACI’s defined philosophy and to identify potential changes in those protections aimed at strengthening the retention of executives, as well as establishing standard and competitive change in control terms. The terms of the proposed CIC Plan underwent several reviews and revisions by the Compensation Committee, the independent consultant and ACI management through early August 2007, leading to the adoption of the final CIC Plan during a regularly scheduled meeting of the Compensation Committee. The CIC Plan is filed as Exhibit 10.1 to this Current Report. The following summary of the CIC Plan is qualified in its entirety by reference to the full text of the CIC Plan. Capitalized terms used below without definition have the respective meanings ascribed to them in the CIC Plan.
The purpose of the CIC Plan is to provide compensation and benefits to certain senior-level employees of ACI and its subsidiaries upon certain Change in Control events involving ACI. The CIC Plan covers each of ACI’s current named executive officers and all other current and future employees of ACI and its subsidiaries in the position of Vice President or higher, with the exception of Thomas M. Steinbauer, ACI’s Senior Vice President of Finance and Chief Financial Officer, and two other employees of ACI who have elected to retain the benefits in their existing employment agreements in lieu of participating in the CIC Plan. All compensation and benefits provided to participants under the CIC Plan are in lieu of, and not in addition to, any severance or other termination pay or benefits payable specifically as a result of a Change in Control or a termination of employment within a specified period following a Change in Control that are provided for in any employment agreement between ACI or one of its subsidiaries and a participant. Participation in the CIC Plan shall not affect any other compensation or benefits provided for in any employment agreement with a participant and shall not affect a participant’s right to vested benefits such as accrued salary, accrued vacation or paid time off or vested retirement plan benefits.
Under the CIC Plan, upon the occurrence of a Change in Control, except as otherwise expressly provided in the applicable plan document or award agreement, all outstanding and unvested stock options and restricted stock held by each participant shall become vested and non-forfeitable, without regard to whether the participant’s employment is terminated. This provision of the CIC Plan reflects a continuation of the pre-existing terms of ACI’s stock incentive plan and does not increase any benefits.
Additionally, if a participant’s employment is terminated within a specified Protection Period (six months, in the case of participants employed by ACI or one of its subsidiaries at the Vice President level, and one year, in the case of all other participants) following a Change in Control by a participant for Good Reason, or by ACI or one of its subsidiaries for any reason other than Cause or the participant’s death or Disability, the participant will be entitled to a lump-sum cash payment, payable within 10 days following the participant’s last day of employment, equal to:

•	if the participant is employed by ACI in a position above Senior Vice President level (including John M. Boushy, Chief Executive Officer and President, and Gordon R. Kanofsky, Co-Chairman of the Board and Executive Vice President), two (2) times the sum of the participant’s then-current annual base salary and target annual incentive bonus, plus a prorated target annual incentive bonus for the year in which the participant’s employment termination date occurs;

•	if the participant is employed by ACI at the Senior Vice President level (including Ray H. Neilsen, Co-Chairman of the Board and Senior Vice President, and Peter C. Walsh, Senior Vice President and General Counsel), one and one-half (1.5) times the sum of the participant’s base salary and target bonus, plus a prorated target bonus for the year in which the participant's termination date occurs;

•	if the participant is employed by ACI at the Corporate Chief level or by a subsidiary of ACI as a property General Manager, one (1) times the sum of the participant’s base salary and target bonus, plus a prorated target bonus for the year in which the participant’s termination date occurs; and

•	if the participant is employed by ACI or one of its subsidiaries at the Vice President level, one (1) times the participant’s base salary.
For 18 months, in the case of participants employed by ACI at the Senior Vice President level or higher, or 12 months, in the case of all other participants, following a participant’s last day of employment, the participant and his or her eligible dependents will be entitled to continue to participate at ACI’s expense in ACI’s primary and supplemental executive health benefit plans as in effect immediately prior to the Change in Control, pursuant to the terms of COBRA.
If a participant becomes subject to the excise tax under Section 4999 of the Internal Revenue Code (the “Code”), ACI will reimburse the participant for an amount equal to the amount of any such taxes imposed or to be imposed on the participant, and will “gross up” the tax reimbursement by paying the participant an additional amount equal to the total amount of any additional taxes (including income taxes, excise taxes, special taxes and employment taxes) that are or will be payable by the participant as a result of the tax reimbursement, such that after payment of such additional taxes the participant shall have received on a net after-tax basis an amount equal to the tax reimbursement. However, if ACI determines that the total Change in Control benefits payable to a participant do not exceed the amount that could be paid to the participant without giving rise to any excise tax (such amount, the “Safe Harbor Amount”) by the lesser of (i) 10% of the Safe Harbor Amount or (ii) $100,000, then no tax reimbursement will be made to the participant, and the total payments payable under the CIC Plan to the participant will be reduced so that the total Change in Control benefits, in the aggregate, are equal to the Safe Harbor Amount.
All payments and benefits provided in the CIC Plan that are triggered by termination of a participant’s employment are conditioned on the participant’s execution of a separation agreement and release of claims against ACI and its subsidiaries and related persons.
If ACI reasonably determines in good faith, based on a legal opinion from ACI’s outside tax counsel, that any payments or benefits to be provided under the CIC Plan to a participant who is a “specified employee” (as defined under Section 409A of the Code) would be subject to the additional tax imposed under Section 409A(a)(1)(B) of the Code, the commencement of such payments or benefits will be delayed until the earlier of six months following the participant’s last day of employment or the date of the participant’s death.
The CIC Plan is administered by the Compensation Committee, which has full power and discretion to interpret, construe and administer the CIC Plan. ACI’s Board of Directors or the Compensation Committee may amend or terminate the CIC Plan at any time, provided that termination or amendment shall not affect any obligation of ACI that has accrued and is unpaid as of the date of termination or amendment, and the CIC Plan may not be amended or terminated at any time in any manner adverse to a participant without his or her prior consent.
The CIC Plan is intended to be an unfunded plan maintained primarily to provide severance compensation and benefits to a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA. A participant’s right to receive payments or benefits under the CIC Plan is that of an unsecured general creditor of ACI.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On October 26, 2007, the Board of Directors of ACI adopted certain amendments to Sections 4.02, 4.05 and 4.06 of the Bylaws of ACI. The purpose of the amendments is to permit ACI to issue shares of its stock in compliance with the direct registration system requirements established by The Nasdaq Stock Market, Inc., including that the shares may be issued in book-entry form. Prior to the adoption of the amendments, the Bylaws provided that shares of stock shall be evidenced by certificates. The text of the amendments is filed as Exhibit 3(ii).1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
3(ii).1	Amendment to Bylaws of Ameristar Casinos, Inc., effective October 26, 2007

10.1	Ameristar Casinos, Inc. Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
November 1, 2007	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
3(ii).1	Amendment to Bylaws of Ameristar Casinos, Inc., effective October 26, 2007

10.1	Ameristar Casinos, Inc. Change in Control Severance Plan